                                                               EXHIBIT 99.1

                  AGREEMENT AS TO JOINT FILING OF SCHEDULE 13D

The undersigned hereby agree that:

(i) each of them is individually eligible to use the Schedule 13D attached hereto;

(ii)     the attached Schedule 13D is filed on behalf of each of them; and

(iii) each of them is responsible for the timely filing of such Schedule 13D and any amendments thereto, and for the completeness and accuracy of the information therein concerning him or itself; but none of them is responsible for the completeness or accuracy of the information concerning the other persons making the filing, unless he or it knows or has reason to believe that such information is inaccurate.

Dated: June 10, 2004

CITIGROUP ALTERNATIVE INVESTMENTS LLC


By: /s/ Andrew E. Feldman
-----------------------------
Name: Andrew E. Feldman
Title:  Assistant Secretary


CITIGROUP INVESTMENTS INC.


By: /s/ Andrew E. Feldman
-----------------------------
Name: Andrew E. Feldman
Title:  Assistant Secretary


THE TRAVELERS INSURANCE COMPANY


By: /s/ David C. Goldberg
    -----------------------------
Name: David C. Goldberg
Title:  Assistant Secretary


CIITGROUP INSURANCE HOLDING CORPORATION


By: /s/ David C. Goldberg
    -----------------------------
Name: David C. Goldberg
Title:  Assistant Secretary


ASSOCIATED MADISON COMPANIES, INC.


By: /s/ David C. Goldberg
    -----------------------------
Name: David C. Goldberg
Title:  Assistant Secretary


CITIGROUP INC.


By: /s/ David C. Goldberg
    -----------------------------
Name: David C. Goldberg
Title:  Assistant Secretary